UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2008

BANK OF THE CAROLINAS CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-52195	20-4989192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Boxwood Village Drive Mocksville, North Carolina	27028
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 751-5755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 24, 2008, we distributed a press release announcing our results of operations for the three and twelve months ended December 31, 2007. A copy of our press release is being furnished as Exhibit 99.1 to this Report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2008, George E. (“Ed”) Jordan, who previously served as President and Chief Operating Officer of our subsidiary, Bank of the Carolinas (the “Bank”), was elected by our Board of Directors to serve as the Bank’s Executive Vice President in place of his current position. As the Bank’s President and Chief Operating Officer, Mr. Jordan supervised the Bank’s commercial lending, financial services, marketing and sales functions. As Executive Vice President, Mr. Jordan will continue to supervise the Bank’s financial services, marketing and sales functions, and he also will serve as regional executive for the Bank’s offices located in Stokes, Forsyth, Davidson and Randolph counties. The change in Mr. Jordan’s position did not result in any change in his existing compensation or benefits, and his existing employment agreement with the Bank dated April 8, 2004 (which is filed as an exhibit to our Current Report on Form 8-K dated August 18, 2006), remains in effect in accordance with its original terms.

On the same date, our Board of Directors elected Robert E. Marziano, who currently serves as our Chairman, President, and Chief Executive Officer, and the Bank’s Chairman and Chief Executive Officer, to serve in the additional capacity as President of the Bank. Mr. Marziano (age 59) joined the Bank’s organizing group during 1998 and became its President and Chief Executive Officer at the time it was incorporated and began operations during 1998. He has served as our Chairman, President and Chief Executive Officer since we were organized during 2006 as the Bank’s parent holding company. The change in Mr. Marziano’s position did not result in any change in his existing compensation or benefits, and his existing employment agreement with the Bank dated July 12, 2004 (which is filed as an exhibit to our Current Report on Form 8-K dated August 18, 2006), remains in effect in accordance with its original terms.

Item 9.01.	Financial Statements and Exhibits.

Exhibits. The following Exhibit is being furnished with this Report.

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated January 24, 2008

Disclosures About Forward Looking Statements

Statements in this Report and Exhibits relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in our Annual Report on Form 10-KSB and in other documents filed by us with the Federal Deposit Insurance Corporation from time to time. Forward-looking statements may be identified by terms such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or similar terms or the negative of these terms, or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, (a) the financial success or changing strategies of our customers; (b) actions of government regulators, or changes in laws, regulations or accounting standards, that adversely affect our business; (c) changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the volumes and values of loans we make and securities we hold; (d) changes in competitive pressures among depository and other financial institutions or in our ability to compete effectively against other financial institutions in our banking market; (e) changes in general economic and business conditions and changes in real estate values in our banking market (particularly changes that affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and (f) other developments or changes in our business that we do not expect. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this paragraph. We have no obligation to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

BANK OF THE CAROLINAS CORPORATION
(Registrant)

Date: January 28, 2008	By:	/S/ Eric E. Rhodes
Eric E. Rhodes
Chief Financial Officer